UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-295-3995

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	XEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Principal Operating Officer; Compensatory

Arrangements of Certain Officers.

Pursuant to a previously disclosed plan, Joseph R. Albi, Executive Vice President—Operations and Chief Operating Officer of Cimarex Energy Co. (the “Company”) retired as an officer and employee of the Company on July 1, 2020. As Executive Vice President—Operations and Chief Operating Officer, Mr. Albi served as the Company’s Principal Operating Officer.

Effective July 1, 2020, the Company and Mr. Albi agreed to certain compensatory arrangements. Mr. Albi was a founder of the Company and, to continue to provide Mr. Albi’s expertise and guidance to the Company during the current business environment resulting from the COVID-19 pandemic, oil and gas demand destruction, and industry volatility, Mr. Albi has agreed to remain a director of the Company after his retirement as an employee until immediately following the annual meeting of shareholders of the Company to be held in May 2021, at which time his term as a director will expire (the “Director Term Expiration Date”). In consideration of Mr. Albi’s service as a founder and his role in the development and success of the Company, and agreeing to continue to serve on the Board providing his expertise and guidance to the Company during the current business environment, the Board agreed to enter into a Succession Agreement with Mr. Albi with terms including the following:

•	Vesting of all time-based equity awards held by Mr. Albi;
•	Vesting of performance-based equity awards held by Mr. Albi at target level;
•	Mr. Albi agreed to certain non-disclosure, non-competition, non-solicitation, and non-disparagement restrictions; and
•	Mr. Albi executed a general release of potential claims against the Company.

This summary is qualified in its entirety by the full provisions of the Succession Agreement, a copy of which is filed as Exhibit 10.1 to this amendment to Form 8-K.

To allow Mr. Albi to continue to serve as a director until the Director Term Expiration Date, the Company’s Board of Directors waived the provision of the Company’s Corporate Governance Guidelines requiring that an officer who is resigning also resign as a director of the Company. Mr. Albi’s resignation is not the result of any disagreement with the Company. As a non-management director for the period from July 1, 2020 until the Director Term Expiration Date, Mr. Albi will receive a pro rata portion of non-management director compensation, consisting of an annual cash retainer of $105,000, which has been temporarily reduced by 20% due to the due to the current business environment resulting from the COVID-19 pandemic, oil and gas demand destruction, and industry volatility (see the Company’s Current Report on Form 8-K filed on May 12, 2020), and restricted stock with a value of $200,000. As a result of the pro ration and temporary reduction in fees, Mr. Albi will receive $77,000 for the retainer and restricted shares with a value of $183,333. The restricted shares vest on May 1, 2021 or the earlier termination of service as a director other than because of removal.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

D.       Exhibits

Exhibit No.	Description

10.1	Succession Agreement dated July 1, 2020 between Cimarex Energy Co. and Joseph R. Albi.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: July 2, 2020	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel

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